AMENDMENT TO BUSINESS FINANCING AGREEMENT AND
                        AGREEMENT FOR WHOLESALE FINANCING

     This Amendment is made to (i) that certain Business Financing Agreement executed on the 31st day August, 2000, between ePlus Technology, inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("CDF"), as amended ("BFA") and (ii) that certain Agreement for Wholesale Financing between Dealer and CDF dated August 31, 2000, as amended ("AWF").

     FOR VALUE RECEIVED, CDF and Dealer agree as follows (capitalized terms shall have the same meaning as defined in the BFA unless otherwise indicated):

     1. Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

     "2.1 Accounts Receivable Facility.  Subject to the terms of this Agreement,
          CDF agrees to provide to Dealer an Accounts Receivable Facility of Fifteen Million Dollars ($15,000,000.00); provided, however, that at no time will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Fifty Million Dollars ($50,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced."

     In addition, subject to the terms of the AWF, CDF agrees to provide to Dealer an inventory floorplan credit facility of Fifty Million Dollars ($50,000,000.00); provided, however, that at no time will the principal amount outstanding under Dealer's inventory floorplan credit facility with CDF and Dealer's Accounts Receivable Facility exceed, in the aggregate Fifty Million Dollars ($50,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced.

     2. Section 3.12 of the BFA is hereby amended in its entirety to read as follows:

     "3.12 Review.  Dealer grants CDF an  irrevocable  license to enter Dealer's business locations during normal business hours with forty-eight (48) hours prior notice to Dealer (unless Dealer is in Default in which case no prior notice shall be required) to: (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; and (c) review, examine, and make copies of Dealer's books, records, files and business procedures and practices. Dealer further agrees to pay CDF a review fee of Three Thousand Dollars ($3,000.00) per quarter for any such review, inspection or examination made by CDF. CDF may, without notice to Dealer and at any time or times hereafter, verify the validity, amount or any other matter relating to any Account by mail, telephone, or other means, in the name of Dealer or CDF."

     Dealer waives notice of CDF's acceptance of this Amendment.

     All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF,  each of Dealer and CDF have executed this Amendment on this 24th day of June, 2004.

                                    ePlus Technology, inc.
Attest:

                                    /s/ STEVEN J. MENCARINI, CFO
                                    --------------------------------------------
/s/ ERICA S. STOECKER               Steven J. Mencarini
----------------------------        Chief Financial Officer
Erica S. Stoecker, Secretary





                                    GE COMMERCIAL DISTRIBUTION
                                    FINANCE CORPORATION

                                    /s/ DAVID MINTERT
                                    --------------------------------------------
                                    David Mintert
                                    Vice President of Operations



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